Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Maiden Holdings, Ltd.
Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-166934), and Form S-3ASR (Registration No. 333-207904) of Maiden Holdings, Ltd. of our report dated March 6, 2017, except for the effect of discontinued operations discussed in Note 6, as to which the date is March 14, 2019 relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 14, 2019